UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 5, 2005

ImmunoGen, Inc.
(Exact name of registrant as specified in its charter)

Massachusetts	0-17999	04-2726691
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

128 Sidney Street, Cambridge, MA 02139
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (617) 995-2500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

(a)          Not applicable

(b)         and (c):

Christopher U. Missling, PhD, Chief Financial Officer and Vice President, Finance and Treasurer, will leave ImmunoGen effective January 5, 2004 to pursue other interests. On that date, Dr. Missling and the Company entered into a separation agreement. The separation agreement provides Dr. Missling severance pay in an amount equal to 3 months of his gross weekly base salary of $ 4615.39, less all applicable federal, state and local taxes and any other employment-related deductions.

Karleen M. Oberton, ImmunoGen’s Senior Corporate Controller, will serve as ImmunoGen’s principal financial and accounting officer effective immediately while ImmunoGen conducts a search for a new Chief Financial Officer. Ms. Oberton, age 35, joined ImmunoGen as its Corporate Controller in February, 2004. From August 2002 to February 2004, Ms. Oberton was a Senior Audit Manager with Ernst & Young, LLP. Prior to joining Ernst & Young, LLP, Ms. Oberton was with Arthur Andersen, LLP where she held positions of increasing responsibility from 1991 until 2002. Ms. Oberton is a Certified Public Accountant.

(c)          Not applicable

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Exhibit

99.1	Press Release of ImmunoGen, Inc. dated January 7, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ImmunoGen, Inc.
(Registrant)

Date: January 7, 2005	/s/ Mitchel Sayare

Mitchel Sayare
Chairman of the Board and Chief Executive
Officer